EXHIBIT 99.1

Rock of Ages FOR IMMEDIATE RELEASE	Investor Contact: Neil G Berkman Berkman Associates (310) 277-5162 info@BerkmanAssociates.com	Company Contact: Kurt Swenson Chairman & CEO (603) 225-8397 www.RockofAges.com

Rock of Ages Fourth Quarter Net Income

From Continuing Operations Doubles to A Record $0.50 Per Share

Board Doubles Regular Quarterly Dividend to $0.02 Per Share

     CONCORD, NEW HAMPSHIRE, February 19, 2004 . . . Rock of Ages Corporation (NASDAQ/NMS:ROAC) today announced financial results for the fourth quarter and fiscal year ended December 31, 2003 that were well ahead of previous expectations.

Fourth Quarter Results

   For the three months ended December 31, 2003, revenue was $25,589,000 compared to $25,743,000 for the fourth quarter of 2002. Pre-tax income from continuing operations for the 2003 fourth quarter increased to $4,326,000, or 16.9% of revenue, from $2,643,000, or 10.3% of revenue, for the same period of the prior year. Income from continuing operations for the fourth quarter of 2003 increased 87% to a record $3,587,000, or $0.50 per diluted share. This compares to income from continuing operations of $1,915,000, or $0.25 per diluted share, for the fourth quarter of 2002, which included pre-tax arbitration expenses of approximately $1,025,000, or $0.09 per share after tax.

   Quarrying Division operating income increased to $4,267,000 from $2,283,000 for the prior year. Manufacturing Division operating income declined to $464,000 from $861,000 for the fourth quarter of 2002, while Retail Division operating income was $743,000 versus $782,000.

Fiscal Year Results

   For the twelve months ended December 31, 2003, revenue was $84,395,000 compared to $87,692,000 for 2002. Income from continuing operations for 2003 was $1,110,000, or $0.15 per diluted share, which included pre-tax arbitration expenses of $2,441,000, or $0.22 per share after tax. This compares to a net loss for 2002 of $24,915,000, or $3.16 per share, which included pre-tax arbitration expenses of $1,725,000 and charges for the cumulative effect of changes in accounting principles of $28,710,000 net of tax. Income from continuing operations for 2002 before the cumulative effect of changes in accounting principles was $3,543,000.

   Quarrying Division operating income for 2003 was $5,583,000 compared to $8,139,000 for 2002. Manufacturing Division operating income for 2003 was $1,980,000 versus $2,145,000 for 2002. The Retail Division reported an operating loss for 2003 of $712,000 compared to operating income of $418,000 for 2002.

   Stockholders' equity at December 31, 2003 was $62,970,000, or $8.72 per outstanding share.

Operations Review

   Chairman and CEO Kurt Swenson said, "The outstanding fourth quarter performance of our Quarrying Division drove our strong bottom-line results for the period. Operating income in our Retail Division also came in somewhat stronger than anticipated, partly as a result of the success of our efforts to reduce costs by consolidating certain sales and management and related functions. Order receipts through February 14, 2004 at our retail outlets and manufacturing plants were up $1,079,000 (or 55%) and $1,700,000 (or 68%) respectively over the same period in 2003, marking a very positive start to the new year."

   Swenson added, "Our principal goal is to leverage the resources of our quarry, manufacturing and retail groups to enhance the profitability of our integrated distribution system and ultimately assure that every memorial customer in the United States has the opportunity to purchase a Rock of Ages product. Currently, we supply approximately 5% of the total market for stand-

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Rock of Ages Fourth Quarter Net Income From Continuing Operations
Doubles to A Record $0.50 Per Share
February 19, 2004
Page Two

alone memorials, so our growth opportunity is large. As we plan to discuss in detail on today's conference call, we are making important changes in our organization to take advantage of our opportunity, and are focused on creating the best management team to build and manage a national distribution system."

Dividend Doubled

   Swenson also announced that the Board of Directors has approved an increase in the regular quarterly dividend to $0.02 per share from $0.01. The new, higher dividend is payable on March 30, 2004 to shareholders of record on March 1, 2004. "We plan to reassess the cash dividend periodically to reflect the Company's performance and our goal to build value for our shareholders," he said.

Eurimex Arbitration Update

   On April 18, 2001, the Company received a Request for Arbitration from its former distributor outside the United States, Eurimex, S. A., in connection with the termination by Rock of Ages of the distribution agreements for certain of the Company's granite products. Pursuant to those agreements, the arbitration hearing took place in Luxembourg during the week of May 24, 2003.

   During 2002, pre-tax expenses associated with the Eurimex arbitration, which were included in quarry selling, general and administrative expenses for that period, totaled $1,725,000 as compared to $2,441,000 in 2003. With the arbitration hearing now completed, the Company believes that it has established adequate reserves to cover all further legal and other costs of the arbitration with the exception of any adverse judgment for which no reserve has been accrued, based on management's expectation that the Company will prevail in this matter.

   The Company recently was informed that the tribunal has extended the deadline for its decision from February 28, 2004 until May 31, 2004.

Conference Call

   Rock of Ages has scheduled a conference call at 11:00 a.m. ET. A live Webcast may be accessed from the Audio Presentations link at www.RockofAges.com/investor. A replay will be available at these same Internet addresses, or at (800) 633-8284, reservation #21185539.

About Rock of Ages

   Rock of Ages (www.RockofAges.com) is the largest integrated granite quarrier, manufacturer and retailer of finished granite memorials and granite blocks for memorial use in North America.

Forward-Looking Statements

This press release contains statements that are forward-looking statements within the meaning of the Private Securities Arbitration Reform Act of 1995. These statements are based on current expectations, estimates and projections about the Company's business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and the following: changes in demand for the Company's products, product mix, the timing of customer orders and deliveries, the impact of competitive products and pricing, the success of the Company's branding programs; the excess or shortage of production capacity, difficulties encountered in the integration of acquired businesses; weather conditions and other risks discussed from time to time in the Company's Securities and Exchange Commission filings and reports. In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions. Such forward-looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.

(tables attached)

ROCK OF AGES CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS EXCEPT PER SHARE AMOUNTS) (Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,

	2003	2002	2003	2002

Net revenues:
Quarrying	$9,653	$8,804	$28,359	$29,518
Manufacturing	5,394	5,412	20,373	19,726
Retailing	10,542	11,527	35,663	38,448

Total net revenues	25,589	25,743	84,395	87,692

Gross profit:
Quarrying	5,157	4,258	11,179	13,132
Manufacturing	1,568	1,738	5,774	5,521
Retailing	6,247	6,402	20,388	21,314

Total gross profit	12,972	12,398	37,341	39,967

Selling, general and administrative expenses:
Quarrying	890	1,975	5,596	4,993
Manufacturing	1,104	877	3,794	3,376
Retailing	5,504	5,620	21,100	20,896

Total SG&A expenses	7,498	8,472	30,490	29,265

Divisional operating income (loss):
Quarrying	4,267	2,283	5,583	8,139
Manufacturing	464	861	1,980	2,145
Retailing	743	782	(712)	418

Divisional operating income	5,474	3,926	6,851	10,702

Unallocated corporate overhead	998	1,141	4,692	5,273

Earnings from continuing operations before interest and taxes	4,476	2,785	2,159	5,429

Interest expense	150	142	471	522

Income from continuing operations before income taxes	4,326	2,643	1,688	4,907

Income tax expense	739	728	578	1,364

Income from continuing operations before
cumulative effect of changes in accounting principles	3,587	1,915	1,110	3,543
Discontinued operations, net of income taxes	477	81	337	252

Income before cumulative effect of changes in accounting principles	4,064	1,996	1,447	3,795

Cumulative effect in prior years of changes in accounting principles, net	—	—	—	(28,710)

Net Income (Loss)	4,064	1,996	1,447	(24,915)

Net Income (Loss) per share - basic
Income from continuing operations
before cumulative effect of changes in accounting principles	$0.50	$0.25	$0.15	$0.45
Discontinued operations	0.07	0.01	0.05	0.03
Cumulative effect of changes in accounting principles	0.00	0.00	0.00	(3.65)

Net Income (Loss) per share - basic	$0.57	$0.26	$0.20	$(3.17)

Net Income (Loss) per share - diluted
Income from continuing operations
before cumulative effect of changes in accounting principles	$0.50	$0.25	$0.15	$0.45
Discontinued operations	0.06	0.01	0.05	0.03
Cumulative effect of changes in accounting principles	0.00	0.00	0.00	(3.64)

Net Income (Loss) per share - diluted	$0.56	$0.26	$0.20	$(3.16)

Weighted average number of common shares outstanding - basic	7188	7823	7182	7848
Weighted average number of common shares outstanding - diluted	7210	7823	7219	7880

ROCK OF AGES CORPORATION
COMPARATIVE BALANCE SHEET
(US $ IN THOUSANDS) (Unaudited)

	December 31,	December 31,
	2003	2002

ASSETS
CURRENT ASSETS:
Cash & Cash Equivalents	$3,227	$6,185
Trade Receivables	15,587	17,671
Inventories	21,152	21,654
Other Current Assets	10,261	5,198
Assets of Discontinued Operations - Held for sale	817	—

TOTAL CURRENT ASSETS	51,044	50,708

OTHER ASSETS:
C.S.V. Life Insurance	728	766
Other Intangibles	438	574
Deferred Tax Assets - Long Term	5,236	6,249
Prearranged Receivables	—	14,013
Intangible Pension Asset	904	1,136
Cemetery Property	—	6,056
Other	1,616	2,411

TOTAL OTHER ASSETS	8,922	31,205

FIXED ASSETS:
Property and Equipment	69,657	69,328
Less Accumulated Depreciation	27,162	25,407
NET FIXED ASSETS	42,495	43,921

TOTAL ASSETS	$102,461	$125,834

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Borrowings under Line of Credit	$4,751	$4,386
Current Portion LTD	38	205
Deferred Compensation Payable	327	324
Accounts Payable	1,651	1,966
Accrued Expenses	4,311	5,001
Customer Deposits	7,105	7,318
Liabilities of Discontinued Operations	17	—

TOTAL CURRENT LIABILITIES	18,200	19,200

Long-Term Debt, Excluding Current Portion	12,794	12,832
Deferred Compensation	5,483	4,649
Prearranged Deferred Revenue	—	21,846
Accrued Pension Cost	1,490	2,691
Other Liabilities	1,524	1,970

TOTAL LIABILITIES	39,491	63,188

STOCKHOLDERS' EQUITY:
Common Stock	72	77
Additional Paid In Capital	65,878	68,574
Retained Earnings	(2,066)	(3,442)
Other Comprehensive Income	(914)	(2,563)

TOTAL EQUITY	62,970	62,646

TOTAL LIABILITIES & EQUITY	$102,461	$125,834